Exhibit 4.210

AMENDMENT NO. 1

TO SECOND AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

DATED AS OF JUNE 2, 2009

This Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009 (this “Amendment”) is among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), as Master Servicer, DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), as a grantor and as Servicer, Rental Car Finance Corp, an Oklahoma corporation (“RCFC”), as a grantor, as a Financing Source and as a Beneficiary, various Financing Sources party hereto, various Beneficiaries party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Master Collateral Agent (“DBTCA”, collectively with DTAG, DTG Operations, RCFC, each Financing Source and each Beneficiary, the “Parties”).

RECITALS:

WHEREAS, DTAG, as Master Servicer, RCFC, as grantor, as a Financing Source and as a Beneficiary, DTG Operations, as grantor and as servicer and DBTCA, as Master Collateral Agent entered into that certain Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (the “Master Collateral Agency Agreement”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Amended and Restated Master Collateral Agency Agreement, each dated as of April 21, 2005 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2005-1 Beneficiary Supplements”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Amended and Restated Master Collateral Agency Agreement, each dated as of March 28, 2006 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Series 2006-1 Beneficiary Supplements”).

WHEREAS, DTAG, DTG Operations, RCFC and DBTCA, in their respective capacities as set forth on the signature pages hereto, entered into each Financing Source and Beneficiary Supplement to Second Amended and Restated Master Collateral Agency Agreement, each dated as of May 23, 2007 (each as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, “Series 2007-1 Beneficiary Supplements” and, collectively with the Series 2005-1 Beneficiary Supplements and the Series 2006-1 Beneficiary Supplements, the “Supplements”).

WHEREAS, the Parties wish to amend the Master Collateral Agency Agreement as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement for the applicable Series of Notes or if defined therein, in the Master Collateral Agency Agreement.

2.         Amendments to Master Collateral Agency Agreement. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of June 2, 2009, that the Master Collateral Agency Agreement is hereby amended as follows:

(a)       The Master Collateral Agency Agreement is hereby amended by adding the following definitions to Section 1.1 in the proper alphabetical order:

“Insurer Related Amortization Event” means, with respect to any Series of Notes, any Amortization Event or Potential Amortization Event that arises solely as a result of an Event of Bankruptcy with respect to the policy provider, insurer or surety for such Series of Notes or a Class thereof or a default by such policy provider, insurer or surety under its financial guaranty insurance policy or surety bond, or its cancellation or rejection thereof, as applicable, in respect of such Series of Notes or a Class thereof including the Amortization Events and related Potential Amortization Events set forth in Section 5.1(j) or (k) of the Series 2005-1 Supplement, Section 5.1(j) or (k) of the Series 2006-1 Supplement or Section 5.1(j) or (k) of the Series 2007-1 Supplement, as the case may be.

“Series 2005-1 Supplement” means that certain Series 2005-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of April 21, 2005, to Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.

“Series 2006-1 Supplement” means that certain Series 2006-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of March 28, 2006, to Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.

“Series 2007-1 Supplement” means that certain Series 2007-1 Supplement (as amended, restated, supplemented or otherwise modified from time to time), dated as of May 23, 2007, to Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and DBTCA, as trustee.

(b)       Section 2.3(a) of the Master Collateral Agency Agreement is hereby amended by adding the phrase “(other than, unless the Required Noteholders of the Series of Notes with respect to which the applicable Insurer Related Amortization Event has occurred shall have instructed in writing the Trustee and the Master Collateral Agent otherwise, an Insurer Related Amortization Event with respect to a Series of Notes)” immediately after the words “no Default” and immediately preceding the words “shall exist”.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Collateral Agency Agreement or the Supplements, nor alter, modify, amend or in any way affect any of the terms, conditions,

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obligations, covenants or agreements contained in the Master Collateral Agency Agreement or the Supplements, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Collateral Agency Agreement and the Supplements specifically referred to herein and any references in the Master Collateral Agency Agreement or the Supplements to the provisions of the Master Collateral Agency Agreement or the Supplements specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Applicable Provisions. Pursuant to Section 5.1 of the Master Collateral Agency Agreement, the Parties hereto may amend the Master Collateral Agency Agreement.

5.         Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.         GOVERNING LAW. THIS AMENDMENT INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.         Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Master Collateral Agent under the Master Collateral Agency Agreement

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

DOLLAR THRIFTY AUTOMOTIVE GROUP,INC., as Master Servicer under the Master Collateral Agency Agreement

By: __________________________

Pamela S. Peck
Vice President and Treasurer

DTG OPERATIONS, INC., as a Grantor and as Servicer under the Master Collateral Agency Agreement

By: __________________________

Pamela S. Peck
Treasurer

RENTAL CAR FINANCE CORP., as a Grantor, as a Financing Source and as a Beneficiary under the Master Collateral Agency Agreement

By: __________________________

Pamela S. Peck
Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee under the Supplements, as Senior Beneficiary, Financing Source, New Financing Source and New Beneficiary on behalf of the Series 2005-1 Noteholders and the Series 2005-1 Insurer under the Series 2005-1 Beneficiary Supplements, as Senior Beneficiary, Financing Source, New Financing Source and New Beneficiary on behalf of the Series 2006-1 Noteholders and the Series 2006-1 Insurer under the Series 2006-1 Beneficiary Supplements and as Senior Beneficiary, Financing Source, New Financing Source and New Beneficiary on behalf of the Series 2007-1 Noteholders and the Series 2007-1 Insurer under the Series 2007-1 Beneficiary Supplements

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Subordinated Beneficiary and Beneficiary under the Series 2005-1 Beneficiary Supplement and as the Series 2005-1 Letter of Credit Provider, as a Subordinated Beneficiary and Beneficiary under the Series 2006-1 Beneficiary Supplement and as the Series 2006-1 Letter of Credit Provider, and as a Subordinated Beneficiary and Beneficiary under the Series 2007-1 Beneficiary Supplement and as the Series 2007-1 Letter of Credit Provider

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

VEXCO, LLC, as a Financing Source and Beneficiary

By: ___________________________

Name:

Title:

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The foregoing Amendment is hereby consented to

and accepted as of the date first above written:

SYNCORA GUARANTEE INC., as Series 2005-1 Insurer

  By: _________________________

Name:

Title:

AMBAC ASSURANCE CORPORATION,

as Series 2006-1 Insurer

By: _________________________________

Name:
Title:

FINANCIAL GUARANTY INSURANCE COMPANY,

as Series 2007-1 Insurer

By: _________________________________

Name:
Title:

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